Exhibit 99.1

Rithm Capital Corp. Enters into Amended Definitive Merger Agreement to Acquire Sculptor Capital Management for $12.00 Per Sculptor Class A Share

Special Meeting to be Held on November 16, 2023

Sculptor Files Definitive Proxy Materials with SEC

NEW YORK— October 12, 2023 — Rithm Capital Corp. (NYSE: RITM) (“Rithm”) and Sculptor Capital Management Inc. (NYSE: SCU) (“Sculptor”) today announced that they have amended the terms of their previously announced definitive merger agreement (the “Amended Agreement”), pursuant to which Rithm will acquire Sculptor. Under the Amended Agreement, which has been unanimously approved by the boards of directors of both companies, Sculptor Class A stockholders will receive $12.00 per share, representing an increase of 7.62% over Rithm’s previously agreed price of $11.15 per Class A share announced on July 24, 2023, and an aggregate transaction value of approximately $676 million.

Sculptor’s Board of Directors, acting on the unanimous recommendation of the special committee of independent members of Sculptor’s Board of Directors (the “Special Committee”), unanimously approved and recommended that stockholders vote to adopt the Amended Agreement at Sculptor’s special meeting of stockholders (the “Special Meeting”), which will be held at 9:00am ET on November 16, 2023.  Stockholders of record as of the close of business on October 17, 2023 will be entitled to vote their shares at the Special Meeting. All regulatory approvals necessary to consummate the transaction have been received and the fund investor consent threshold of 85% has currently been met (although this is subject to change at the time of closing).

“Throughout this process, the Special Committee has been solely focused on consummating a transaction that maximizes value and certainty of closing for Sculptor stockholders. We are pleased to have been able to deliver a price increase and believe this transaction is in the best interest of Sculptor’s stockholders,” said Marcy Engel, Chairperson of Sculptor’s Board of Directors.

“We remain thrilled to partner with Sculptor and are confident this combination will deliver long-term value for stockholders and fund investors alike by bringing together two talented teams and platforms to create a superior asset management business,” said Michael Nierenberg, Chairman, Chief Executive Officer, and President of Rithm Capital.  “We are grateful for the support we have received from Sculptor’s clients, whose backing is an important testament to the long-term potential of this combination, and look forward to closing this transformational transaction.”

Subject to stockholder approval at the Special Meeting and the satisfaction of other customary closing conditions, Sculptor anticipates that the transaction will close in the fourth quarter of 2023.

Advisors

Citi acted as the exclusive financial advisor to Rithm and Skadden, Arps, Slate, Meagher & Flom LLP and Debevoise & Plimpton LLP served as legal counsel to Rithm. PJT Partners acted as financial advisor and Latham & Watkins LLP acted as legal counsel to Sculptor’s Special Committee. J.P. Morgan Securities LLC acted as financial advisor and Ropes & Gray LLP acted as legal counsel to Sculptor.

About Rithm Capital

Rithm Capital is an asset manager focused on the real estate and financial services industries. Rithm Capital’s investments in operating entities include leading origination and servicing platforms held through its wholly-owned subsidiaries, Newrez LLC, Caliber Home Loans Inc., and Genesis Capital LLC, as well as investments in affiliated businesses that provide residential and commercial real estate related services. The Company seeks to provide attractive risk-adjusted returns across interest rate environments. Since inception in 2013, Rithm Capital has delivered approximately $4.7 billion in dividends to shareholders. Rithm Capital is organized and conducts its operations to qualify as a real estate investment trust (REIT) for federal income tax purposes and is headquartered in New York City.

About Sculptor

Sculptor is a leading global alternative asset manager and a specialist in opportunistic investing. For over 25 years, Sculptor has pursued consistent outperformance by building an operating model and culture which balance the ability to act swiftly on market opportunity with rigorous diligence that minimizes risk. Sculptor’s model is driven by a global team that is predominantly home-grown, long tenured and incentivized to put client outcomes first. With offices in New York, London and Hong Kong, Sculptor invests across credit, real estate and multi-strategy platforms in all major geographies. As of October 1, 2023, Sculptor had approximately $33.6 billion in assets under management.

Additional Information About the Transaction and Where to Find It

This communication relates to a proposed transaction between Rithm Capital Corp. and the Company. In connection with the proposed transaction, the Company filed a revised preliminary proxy statement on Schedule 14A on October 5, 2023 with the SEC. Promptly after filing its definitive proxy statement on Schedule 14A (the “Proxy Statement”) with the SEC, the Company intends to mail or otherwise provide to its stockholders such Proxy Statement. The Company may also file other documents with the SEC regarding the proposed transaction. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER DOCUMENTS THAT HAVE BEEN OR MAY BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the Proxy Statement and other documents containing information about the Company and the proposed transaction filed with the SEC (when available) from the SEC’s website at www.sec.gov and the Company’s website at www.sculptor.com. In addition, the proxy statement and other documents filed by the Company with, or furnished to, the SEC (when available) may be obtained from the Company free of charge by directing a request to the Company’s Investor Relations at investorrelations@sculptor.com.

Participants in the Solicitation

The Company and certain of its directors, executive officers and employees may be considered to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the stockholders of the Company in connection with the proposed transaction, including a description of their respective direct or indirect interests, by security holdings or otherwise are included in the revised preliminary proxy statement and will be included in the Proxy Statement when it is filed with the SEC. You may also find additional information about the Company’s directors and executive officers in the Company’s proxy statement for its 2023 Annual Meeting of Stockholders, which was filed with the SEC on April 28, 2023. You can obtain a free copy of this document from the Company using the contact information above.

No Offer or Solicitation

This communication is for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. The proposed transaction will be implemented solely pursuant to the terms and conditions of the merger agreement, which contain the full terms and conditions of the proposed transaction.

Cautionary Note Regarding Forward-Looking Statements

The communication contains statements which may constitute “forward-looking statements”, including, but not limited to, statements regarding the proposed Transaction. All statements, other than statements of current or historical fact, contained in this communication may be forward-looking statements. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “may,” “should,” “could,” “estimate,” “intend” (or the negative of these terms) and other similar expressions are intended to identify forward-looking statements. These statements represent the Company’s current expectations regarding future events and are subject to a number of assumptions, trends, risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from those described in the forward-looking statements. Accordingly, you should not place undue reliance on any forward-looking statements contained herein. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Forward Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent annual and quarterly reports and other filings filed with the SEC, which are available on the Company’s website (www.sculptor.com).

Factors that could cause actual results and outcomes to differ materially from any future results or outcomes expressed or implied include, but are not limited to, the following risks relating to the proposed Transaction: the occurrence of any event, change, or other circumstances that could give rise to the termination of the merger agreement; the satisfaction of closing conditions to the transaction on a timely basis or at all, including the ability to obtain stockholder approval; uncertainties as to the timing of the transaction; litigation relating to the transaction; the impact of the transaction on the Company’s business operations (including the threatened or actual loss of employees, clients or suppliers); incurrence of unexpected costs and expenses in connection with the transaction; and financial or other setbacks if the transaction encounters unanticipated problems. Other important factors that could cause actual results to differ materially from those expressed or implied include, but are not limited to, risks related to changes in the financial, equity and debt markets, risks related to political, economic and market conditions and other risks discussed and identified in public filings made by the Company with the SEC.

New risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Forward-looking statements contained herein speak only as of the date of this communication, and the Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Contacts
Sculptor - Shareholder Services
Ellen Conti
Sculptor
212-719-7381
investorrelations@sculptor.com

Sculptor - Media Relations
Jonathan Gasthalter
Gasthalter & Co.
212-257-4170
sculptor@gasthalter.com

Rithm – Investor Relations
212-850-7770
ir@rithmcap.com

Rithm – Media
Jon Keehner / Sarah Salky
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449
ritm-jf@joelefrank.com